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                                                                    Exhibit 4.20


                                  /s/ Ogilvy



                       OGILVY & MATHER ERISA EXCESS PLAN
                            SUMMARY PLAN DESCRIPTION



                                                                      APRIL 2001
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                       OGILVY & MATHER ERISA EXCESS PLAN
                            SUMMARY PLAN DESCRIPTION


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                                  INTRODUCTION
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This booklet is your Summary Plan Description ("SPD") for the Ogilvy & Mather's
ERISA Excess Plan (the "ERISA Excess Plan"). The ERISA Excess Plan was established by Ogilvy & Mather to provide "make whole" benefits to employees whose benefits under the Account Balance Plan are limited by law.

You should read this booklet carefully and refer here first when you have any
questions about the ERISA Excess Plan.   If this SPD does not answer your
questions, or if you need further information, you may contact the Corporate Human Resources Department at Ogilvy & Mather, 309 West 49/th/ Street, New York, NY 10019, 212-237-4000.

                                                        April 2001
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                       OGILVY & MATHER ERISA EXCESS PLAN
                            SUMMARY PLAN DESCRIPTION


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                            HOW DOES THE PLAN WORK?
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Internal Revenue Code Section 401(a)(17) imposes limits on the amount of benefits that can be provided under an employer's "qualified plan." For example, under the Ogilvy & Mather (the "Company") Account Balance Plan (a qualified plan), eligible employees receive a contribution from the Company of 10% of their annual base salary; however, by law, only salary up to a designated maximum per year ($170,000 for 2001) can be taken into account when making the contribution. So, the maximum contribution any employee can receive under the Account Balance Plan in 2001 is $17,000 (10% of $170,000).

The ERISA Excess Plan provides employees who earn more than $170,000 per year with a "make whole" contribution from the Company of 10% of base salary that is above $170,000. (If you are not eligible to participate in the Account Balance Plan, you are not eligible to receive a contribution under the ERISA Excess Plan.)

It should be noted that the ERISA Excess Plan is a form of "non-qualified plan," which is a promise by an employer to participants to pay income, at some future date, for services performed currently. The contributions the Company makes on your behalf to the ERISA Excess Plan are sheltered from immediate taxes, by deferring the payment of taxes until you receive a distribution from the Plan (which is when you leave employ with the Company, or when you retire, whichever comes first). All future deferred income payments are subject to income tax withholding.

It is important to note that contributions to this ERISA Excess Plan will not begin until you have earned $170,000 (or the maximum salary limit designated by the IRS for the plan year).


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                       WHEN AM I ELIGIBLE TO PARTICIPATE?
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All employees who earn in excess of the maximum salary limit (for 2001,
$170,000) and who are eligible to participate in the Account Balance Plan are automatically enrolled in the ERISA Excess Plan.


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                        HOW ARE CONTRIBUTIONS RECORDED?
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Under the ERISA Excess Plan, the Company will record a contribution for you at the end of each plan year equal to 10% of your annual base salary above the maximum salary limit for that plan year ($170,000 for 2001). Interest is credited on amounts recorded at the prime rate (as determined on the last day of the previous plan year,

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compounded monthly). If you cannot participate in any year, your account balance will continue to be credited with a fixed rate of interest until it is distributed to you.

The ERISA Excess Plan is intended to be an unfunded unsecured plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1). An entry is made in a Company ledger showing that you were owed contributions by the Company to be paid at a later date. The interest earnings are recorded in the same ledger.

Benefits under the ERISA Excess Plan are paid out of the Company's general assets and are therefore not protected from claims by the Company's creditors. There is no trust and nothing contained in this ERISA Excess Plan or any action taken with respect to the plan provisions is intended to create a trust of any kind. You are relying on the Company's promise to pay the ERISA Excess Plan's benefits in the future. Should the Company become insolvent or bankrupt, you would have no greater rights to your ERISA Excess Plan benefits than a general unsecured creditor.


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                 WHEN WILL I BE ENTITLED TO RECEIVE MY BENEFIT?
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You must have five (5) years of continuous employment with the Company in order to be entitled to a benefit from this ERISA Excess Plan. If you leave before you have five (5) years of continuous employment, you will forfeit your benefit under the ERISA Excess Plan.

You will receive a distribution of your ERISA Excess Plan benefits when you terminate employment with the Company (regardless of whether or not you transfer to another WPP Company) or when you retire, whichever comes first.

The distributed benefits are included in your gross income in the year in which they are received and are subject to income tax withholding.


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                          HOW WILL MY BENEFIT BE PAID?
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No withdrawals are permitted from the ERISA Excess Plan while you are still an active Company employee and no loans are permitted at any time. If you leave the Company for any reason, and you have five (5) years of continuous employment with the Company, your benefit will be paid to you in the manner you indicated on your election form (subject to income tax withholding). You are given the opportunity to elect a form of payment as follows at the time and in the manner determined by the Company:

               . A lump sum to be paid within 60 days following your termination or retirement date; or

               .    In equal installments over 10 years (120 monthly payments).

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          (Please note that accounts under $10,000 will be paid out in one lump sum.)

For payments commencing after December 31, 2001, if you chose to be paid out in 120 equal installments, you will be credited with a fixed rate of interest of 5% on the declining balance until all your benefits are paid out.


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                             WHAT HAPPENS IF I DIE?
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If you die before receiving your entire benefit from the ERISA Excess Plan, your entire benefit (or the remaining benefits if you die while receiving installments) will be paid to the Beneficiary you have designated to receive your Account Balance Plan benefit. The payment will be paid to your designated Beneficiary in one lump sum. You may, from time to time, revoke or change your Beneficiary designation by filing a new designation with the Company.

The last Beneficiary designation received by the Company will be controlling.
No designation, change or revocation of a Beneficiary designation will be effective unless received by the Company prior to your death. If no such Beneficiary designation is in effect at the time of your death, or if no designated Beneficiary survives you, the payment of any ERISA Excess Plan benefits, upon your death, will be made to your surviving spouse, or if you have no surviving spouse, to your children, or if you have no children, to the legal representative of your estate.


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                            WHAT ELSE SHOULD I KNOW?
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Incompetent Payee
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If anyone entitled to a benefit becomes legally incapacitated or is otherwise unable to manage his financial affairs, the Company may pay his benefit to someone else (such as a named Beneficiary or duly appointed representative or guardian) for the benefit of that person.

Employment Rights Not Implied
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Participation in the ERISA Excess Plan neither gives an employee the right to be retained in the employ of the Company, nor guarantees his rights or claim to any benefit except as specified in the Plan.

Interpretation
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The Company shall have full power and authority to interpret and administer the
ERISA Excess Plan. The Company's interpretation and construction of any provision or action

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taken under the ERISA Excess Plan shall be binding and conclusive on all persons for all purposes.

Claims Procedure
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Initial Claims
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If you or your Beneficiary do not receive a benefit to which you believe you are entitled, you or your Beneficiary can file a written claim with the Company.
The Company will provide you or your Beneficiary with the necessary information and make all determinations as to the right of any person to a disputed benefit. Your claim will be processed within 90 days (in special circumstances, this period may be extended for an additional 90 days by written notice to you). If your claim has been denied, you will be notified in writing and such notification will include the reasons for the denial, specific references to pertinent Plan provisions, and a description of any additional material or information regarding your claim.

If notification of approval of a claim is not received within the time limits set forth above, the claim will automatically be considered denied.

Disputed Claims
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If you are dissatisfied with any decision on your claim, you have the right to request, in writing, a review of the decision. You also have the right to review pertinent documents and to submit issues and comments in writing. A request for review, giving the reason the decision is believed to be in error, must be made not later than 60 days after a decision on a claim is received.

All requests for review of determinations under the ERISA Excess Plan should be addressed to the Company at the address specified in the Introduction to this SPD.

Within 60 days of receipt of a request for review of the disputed claim (in special circumstances, 120 days, by written notice to you), the Company will review the claim and advise you or your Beneficiary, in writing, of its determination. The Company's decision on appeal will be final.

If notification of determination of a claim is not received within the time limits set forth above, the claim will automatically be considered denied.

Assignment
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The right of any participant or any other person to the payment of benefits under the ERISA Excess Plan shall not be assigned, transferred, pledged or otherwise encumbered.

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Amendment and Termination
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The Company reserved the right to amend, modify or terminate ERISA Excess Plan at anytime. Any such action by the Company shall not reduce the benefits you have accrued to the date of such action.

Governing Law
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To the extent not preempted by ERISA, the ERISA Excess Plan shall be governed by the laws of the State of New York.

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